Exhibit 99.2

EXCO Resources, Inc.

Pro forma financial information and footnotes

as of and for the three months ended March 31, 2010

and the year ended December 31, 2009

EXCO Resources, Inc., or EXCO, a Texas corporation, is an independent oil and natural gas company engaged in the exploration, development and production of onshore oil and natural gas properties located in the continental United States. In addition to our oil and natural gas producing operations, we hold a 50% equity interest in a midstream joint venture, which owns and operates pipeline and gathering systems in East Texas and North Louisiana. Our oil and natural gas assets in East Texas and North Louisiana are owned by our subsidiary, EXCO Operating Company, LP and its subsidiaries and together they are collectively referred to as EXCO Operating. Our operations are focused in key North American oil and natural gas areas including East Texas/North Louisiana, Appalachia and West Texas. Unless the context requires otherwise, references to “we”, “us”, and “our” are to EXCO.

On June 1, 2010, EXCO closed a transaction which resulted in the sale of a 50% undivided interest in substantially all of EXCO’s Appalachian oil and natural gas proved and unproved properties and related assets, or the JV Area, to a wholly-owned affiliate of BG Group, plc, or BG Group, for cash consideration of approximately $835.2 million, including closing adjustments, or the BG Appalachia Transaction. In conjunction with the sale, EXCO and BG Group entered into a Joint Development Agreement, or JDA, with respect to the JV Area. The effective date of the transaction is January 1, 2010. EXCO and BG Group will each own a 50% interest in an operating company, EXCO Resources (PA), LLC, or OPCO, which will operate the properties, subject to oversight from a management board having equal representation from EXCO and BG Group. In addition, certain midstream assets owned by EXCO were transferred to a newly formed, jointly owned entity, Appalachia Midstream, LLC, through which EXCO and BG Group will pursue the construction and expansion of gathering systems, pipeline systems and treating and processing facilities for anticipated future production from the Marcellus Shale.

In addition to the cash consideration received at closing, BG Group agreed to fund $150.0 million of capital costs attributable to EXCO’s 50% interest equal to 75% of EXCO’s working interest for each deep rights well (primarily the Marcellus Shale Play) until the $150.0 commitment has been satisfied. As of March 31, 2010, the JV Area included approximately 654,000 net acres, of which approximately 186,000 net acres, most of which are held by shallow production, are prospective for the Marcellus Shale development. Proved oil and natural gas reserves at March 31, 2010 sold to BG Group in the sale transaction, based on SEC pricing, were approximately 132 Bcfe with average production of approximately 17.5 Mmcfe per day. EXCO and BG Group will share equally in any future additional leasehold and asset acquisition opportunities in the JV Area.

During 2009, EXCO closed several significant divestiture transactions of oil and natural gas properties, undeveloped acreage and midstream assets as summarized below. All of these taken together are referred to as the 2009 Divestiture Transactions.

•

On August 11, 2009, EXCO completed the sale of oil and natural gas properties to Encore Operating, L.P., or Encore, pursuant to two separate purchase and sale agreements for aggregate cash proceeds of approximately $352.0 million, including closing adjustments. The oil and natural gas properties sold included (i) all of EXCO’s interests in its Gladewater area and Overton field in Gregg, Upshur and Smith counties in East Texas, or the East Texas Properties, and (ii) certain oil and natural gas properties in the Mid-Continent region of Oklahoma, Kansas and the Texas Panhandle, or the Mid-Continent Sale, collectively the Encore Transactions.

•

On August 14, 2009, EXCO closed two separate transactions with BG Group involving the sale of an undivided 50% interest in an area of mutual interest, or AMI, in certain oil and natural gas properties in East Texas and North Louisiana, or the BG Upstream Transaction, and a 50% interest in certain of its midstream operations, or the BG Midstream Transaction, for aggregate cash proceeds of approximately $983.0 million, including closing adjustments.

•

BG Upstream Transaction: Pursuant to the terms of the BG Upstream Transaction, EXCO sold an undivided 50% interest in its producing and non-producing assets in the AMI, which encompassed most of EXCO’s holdings in East Texas and North Louisiana, excluding the Vernon Field in Jackson Parish, Louisiana, the Redland Field in Bossier and Webster Parishes, Louisiana and the Gladewater area and Overton field in East Texas. EXCO serves as operator of the BG Upstream Transaction. Consideration for the sale included cash at closing of approximately $713.8 million, including closing adjustments.

In addition to the cash received at closing, BG Group agreed to fund $400.0 million of capital costs of the Haynesville/Bossier shale development attributable to EXCO’s 50% interest. Such funding is based on payment by BG Group of 75% of EXCO’s share of drilling and completion costs of each qualified deep rights well, as defined in the agreement, until the $400.0 million commitment has been satisfied. EXCO will fund the remaining 25% of its share, representing 12.5% of total deep rights drilling and completion costs. EXCO and BG Group each receive their 50% share of revenues and pay their 50% share of operating costs from production. In addition, EXCO and BG Group share equally in future leasehold and asset acquisition opportunities within the AMI.

•

BG Midstream Transaction: In conjunction with the BG Midstream Transaction, EXCO contributed its TGG Pipeline, Ltd., or TGG, and Talco Midstream Assets, Ltd., or Talco, subsidiaries to TGGT Holdings, LLC, or TGGT, a newly formed entity, in exchange for membership units in TGGT. On August 14, 2009, EXCO sold 50% of its membership units in TGGT to BG US Gathering Company, LLC, or BG Gathering, for cash consideration of approximately $269.2 million, including closing adjustments. TGGT will operate as a 50/50 joint venture with neither EXCO nor BG Gathering having control over the management of, or a controlling beneficial economic interest in, the operations of TGGT. EXCO will use the equity method of accounting to account for its investment in TGGT

•

On November 10, 2009, EXCO completed the sale of all of its remaining Mid-Continent oil and natural gas properties and related assets to Sheridan Holdings, LLC, or Sheridan, for net cash proceeds of $531.4 million, including proceeds from execution of preferential rights, or the Sheridan Transaction, after closing adjustments.

•

On November 24, 2009, EXCO completed the sale of substantially all of its shallow oil and natural gas properties and related assets located in Ohio and certain Northwest Pennsylvania producing assets to EV Energy Partners, LP along with certain institutional partnerships managed by EnerVest, Ltd., or EnerVest (the EnerVest Transaction), for net cash proceeds of $129.7 million, after customary closing adjustments. Subsequent to March 31, 2010, we received post closing proceeds of approximately $11.7 million.

Unaudited pro forma financial information

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the combined results of operations that would have actually occurred had the above described transactions occurred on the indicated dates or that may be achieved in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with EXCO’s Form 10-K for the year ended December 31, 2009, filed on February 24, 2010, and Form 10-Q for the three months ended March 31, 2010, filed on May 5, 2010. Management believes that the assumptions used in these unaudited pro forma financial statements provide a reasonable basis for presenting the effect of these transactions.

Pro forma balance sheet

The following unaudited pro forma condensed consolidated balance sheet is based on the historical unaudited condensed consolidated balance sheet of EXCO as of March 31, 2010. The pro forma condensed consolidated balance sheet gives effect to the BG Appalachia Transaction as of it had occurred on March 31, 2010.

EXCO Resources, Inc

Unaudited pro forma consolidated balance sheet

As of March 31, 2010

	Historical	Pro forma adjustments		Pro forma
	EXCO Resources, Inc	BG Appalachia Transaction		EXCO Resources, Inc.
(amounts in thousands)
Assets
Current assets:
Cash and cash equivalents	$47,804	$835,200	(a)	$95,223
		(33,000	)(a)
		7,762	(b)
		(762,543	)(d)
Restricted cash	69,988			69,988
Accounts receivable	197,491	(12,769	)(b)	184,722
Derivative financial instruments	142,474			142,474
Inventory	14,580	(2,295	)(b)	12,285
Other current assets	7,869	(633	)(b)	40,236
		33,000	(a)

Total current assets	480,206	64,722		544,928

Investment in TGGT Holdings, LLC	261,576			261,576
Investment in EXCO Resources (PA), LLC		9,840	(b)	5,557
		1,275	(b)
		(5,558	)(b)
Oil and natural gas properties (full cost accounting method):
Unproved oil and natural gas properties	381,961	(126,686	)(a)	255,275
Proved oil and natural gas properties	1,989,923	(72,457	)(a)	1,917,466
Accumulated depletion	(1,166,623)	—		(1,166,623)

Oil and natural gas properties, net	1,205,261	(199,143)		1,006,118

Gas gathering assets	182,633	(21,999	)(a)	160,539
		(95	)(b)
Accumulated depreciation and amortization	(25,023)	2,918	(a)	(22,105)

Gas gathering assets, net	157,610	(19,176)		138,434

Office and field equipment, net	30,381	(7,866	)(b)	22,515
Derivative financial instruments	45,767	—		45,767
Deferred financing costs, net	6,758	(626	)(a)	6,132

Goodwill	269,656	(53,900	)(c)	215,756

Other assets	10,384	(919	)(b)	9,465

Total assets	$2,467,599	(211,351)		$2,256,248

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$192,816	$(15,636	)(b)	$180,534
		3,354	(a)
Derivative financial instruments	368	—		368
Current maturities of debt	447,779			447,779
Other current liabilities	1,110	—		1,110

Total current liabilities	642,073	(12,282)		629,791
Long-term debt, net of current maturities	762,543	(762,543	)(d)	—
Asset retirement obligations and other long term liabilities	65,056	(18,653	)(a)	46,403
Other long term liabilities	13,298			13,298
Derivative financial instruments	5,908	—		5,908
Deferred income taxes	—	—		—
Common stock	212	—		212
Paid-in capital	3,115,167	—		3,115,167
Accumulated earnings (deficit)	(2,136,658)	631,649	(a)	(1,554,531)
		(53,900	)(c)
		4,378	(b)

Total shareholders’ equity	978,721	582,127		1,560,848

Total liabilities and shareholders’ equity	$2,467,599	$(211,351)		$2,256,248

See accompanying notes

EXCO Resources, Inc.

Notes to pro forma condensed consolidated balance sheet

As of March 31, 2010

(Unaudited)

(a)	Pro forma adjustment to reflect the closing of the BG Appalachia Transaction for aggregate cash proceeds of $835.2 million, after preliminary closing adjustments. Although full cost rules generally do not provide for gain or loss recognition in connection with a sale, abandonment or other disposition of oil and natural gas properties, the rules do provide for such recognition if failure to recognize a gain or loss would result in a significant alteration in the post-transaction depletion rate. We have concluded that, absent gain recognition on the BG Appalachia Transaction, a significant alteration in our depletion rate would result and, accordingly, we have recognized gain on this sale transaction. The pro forma adjustments reflect:

•	the receipt of cash proceeds from the sale of 50% of EXCO’s interest in its Appalachia proved and unproved oil and natural gas properties and related assets;

•	funding of EXCO’s share of working capital for OPCO of $33.0 million with proceeds from the sale;

•	application of sales proceeds to EXCO’s unamortized cost of Appalachia unproved oil and natural gas properties, which results in a reduction of EXCO’s carrying value to zero;

•	application of sales proceeds to eliminate allocated capitalized full cost pool costs attributable to proved properties sold;

•	elimination of 50% of our Appalachia asset retirement obligations as of March 31, 2010;

•	write-off deferred financing costs applicable to the borrowing base reductions to EXCO’s credit agreement as a result of the BG Appalachia Transaction;

•	charges for estimated legal costs and transaction advisory fees incurred in conjunction with the BG Appalachia Transaction;

•	application of sales proceeds to eliminate of 50% of EXCO’s carrying value of gas gathering assets included in the BG Appalachia Transaction;

•	recognition of gain on the sale transaction as follows:

(dollars in thousands)
Cash proceeds from sale of 50% interest in EXCO Appalachia, LLC	$835,200
Allocation of proceeds to unproved oil and natural gas properties	(126,686	)(1)
Allocated capitalized full cost pool costs attributable to 50% in proved properties sold	(72,457	)(2)
Elimination of 50% of ARO liabilities attributable to Appalachia proved properties	18,653
Write-off of deferred financing costs applicable to the credit facility adjustment	(626)
Legal expenses and advisory fees incurred	(3,354)
Application of proceeds at carrying cost to 50% of gas gathering assets (net of $2,918 accumulated depreciation retired)	(19,081)

Gain on sale of 50% of Appalachia assets before elimination of goodwill	$631,649	(3)

(1)	Allocation to unproved properties represents elimination of 100% of the unamortized costs attributable to to unproved properties in the Appalachia region. The remaining proceeds were allocated to the proved properties and other net assets in the BG Appalachia Transaction.
(2)	Allocation of capitalized costs attributable to the sold properties was computed using the estimated fair value of the divested proved properties in the BG Appalachia Transaction relative to the estimated total fair value of EXCO’s proved properties as of March 31, 2010.
(3)	No net federal income taxes will result from the gain as any income taxes will be applied to existing net operating losses and offset previously recognized deferred income tax valuation allowances.

(b)	Pro forma entries to:

•	recognize initial capitalization of OPCO, representing a 0.5% interest in the JV Area and all working capital and certain other non-oil and gas assets of EXCO Appalachian subsidiaries;

•	reflect sale of 50% of the membership interests of OPCO to BG Group as part of the BG Appalachia Transaction; and

•	adjust the gain on the BG Appalachia Transaction for the transfer of 50% of the membership interests in OPCO to BG Group.

(c)	Pro forma adjustment to proportionately reduce goodwill attributable to the BG Appalachia Transaction based on the relative fair values of the net assets sold to estimated total fair value of EXCO’s oil and natural gas properties as of March 31, 2010.

(d)

Pro forma adjustment to reflect use of the cash proceeds from the BG Appalachia Transaction to reduce the outstanding balance of the EXCO Resources credit agreement as of March 31, 2010. The adjusted pro forma debt does not include subsequent borrowings in May 2010 to fund an acquisition of undeveloped acreage in the Haynesville shale area. Actual debt under our credit agreement as of June 3, 2010 is $237.5 million. Our consolidated debt, including our 7  1/4% senior notes due January 15, 2011 is $682.2 million as of June 3, 2010.

Unaudited pro forma statements of operations

The following unaudited condensed consolidated pro forma financial information presents statements of operations for the year ended December 31, 2009 and the three months ended March 31, 2010. The pro forma statement of operations for the year ended December 31, 2009 is based on the audited consolidated statement of operations for EXCO for the year ended December 31, 2009, and the unaudited revenues and direct operating costs related to the BG Appalachia Transaction and the 2009 Divestiture Transactions for the year ended December 31, 2009. The unaudited condensed consolidated pro forma statement of operations for the three months ended March 31, 2010 is based on EXCO’s unaudited consolidated statement of operations for the three months ended March 31, 2010 and the unaudited revenues and direct operating costs related to the BG Appalachia Transaction for the three months ended March 31, 2010. The pro forma financial information gives effect to the BG Appalachia Transaction and the 2009 Divestiture Transactions as if each transaction had occurred on January 1, 2009.

EXCO Resources, Inc.

Unaudited pro forma consolidated statement of operations

Year ended December 31, 2009

	Historical	Pro forma adjustments			Pro forma adjustments
(in thousands)	EXCO Resources, Inc.	Combined adjustments for 2009 Divestitures		Pro forma EXCO Resources, Inc. before BG Appalachia Transaction	BG Appalachia Transaction		Pro forma EXCO Resources, Inc. consolidated
Revenues:
Oil and natural gas revenues	$550,505	$(198,994	)(e)	$351,511	$(30,804	)(l)	$320,707
Midstream	35,330	(35,330	)(f)	—	—		—

Total revenues	585,835	(234,324)		351,511	(30,804)		320,707

Costs and expenses:
Oil and natural gas production	177,629	(60,958	)(e)	116,671	(12,416	)(l)	104,255
Midstream operating expenses	35,580	(35,580	)(f)	—	—		—
Gathering and transportation	18,960	(2,873	)(e)	19,227	(1,363	)(l)	17,864
		3,140	(f)				—
Depreciation, depletion and amortization	221,438	(65,637	)(g)	150,397	(10,806	)(g)	139,591
		(5,404	)(f)				—
Write-down of oil and natural gas properties	1,293,579	(517,000	)(h)	776,579	(92,400	)(m)	684,179
Gain on divestitures and other operating items	(676,434)	—		(676,434)	(2,538	)(l)	(678,972)
Accretion of discount on asset retirement obligations	7,132	(2,636	)(i)	4,496	(1,186	)(n)	3,310
General and administrative	99,177	—		99,177	(3,300	)(o)	95,877

Total costs and expenses	1,177,061	(686,948)		490,113	(124,009)		366,104

Operating income (loss)	(591,226)	452,624		(138,602)	93,205		(45,397)

Other income (expense):
Interest expense	(147,161)	90,507	(j)	(56,654)	20,023	(p)	(36,631)
Equity in income of TGGT Holdings, LLC	(69)	4,984	(f)	4,915	—		4,915
Gain on derivative financial instruments	232,025	—		232,025	—		232,025
Other income	126	—		126	—		126

Total other income (expense)	84,921	95,491		180,412	20,023		200,435

Income (loss) before income taxes	(506,305)	548,115		41,810	113,228		155,038
Income tax expense (benefit)	(9,501)	—	(k)	(9,501)	—	(k)	(9,501)

Net income (loss)	$(496,804)	$548,115		$51,311	$113,228		$164,539

Pro forma basic net loss per share	$(2.35)						$0.78

Pro forma diluted net loss per share	$(2.35)						$0.78

Weighted average shares outstanding, basic (in thousands)	211,266						211,266

Weighted average shares outstanding, diluted (in thousands)	211,266						211,266

See accompanying notes.

EXCO Resources, Inc.

Unaudited pro forma consolidated statement of operations

Three months ended March 31, 2010

	Historical			Pro forma
(in thousands)	EXCO Resources, Inc. consolidated	BG Appalachia Transaction		EXCO Resources, Inc. consolidated
Revenues:
Oil and natural gas revenues	$130,994	$(9,376	)(q)	$121,618

Costs and expenses:
Oil and natural gas production	27,058	(2,778	)(q)	24,280
Gathering and transportation	11,113	(218	)(q)	10,895
Depreciation, depletion and amortization	38,818	(1,831	)(r)	36,987
Accretion of discount on asset retirement obligations	1,089	(286	)(s)	803
General and administrative	26,419	(825	)(t)	25,594
Other operating expense (income)	(407)	139	(q)	(268)

Total costs and expenses	104,090	(5,799)		98,291

Operating income (loss)	26,904	(3,577)		23,327

Other income (expense):
Interest expense	(10,634)	4,896	(u)	(5,738)
Equity in income of TGGT Holdings, LLC	89	—		89
Gain on derivative financial instruments	99,149	—		99,149
Other income	60	—		60

Total other income (expense)	88,664	4,896		93,560

Income before income taxes	115,568	1,319		116,887
Income tax expense (benefit)	—	—		—

Net income	$115,568	$1,319		$116,887

Pro forma basic net loss per share	$0.54			$0.55

Pro forma diluted net loss per share	$0.54			$0.54

Weighted average shares outstanding, basic (in thousands)	212,086			212,086

Weighted average shares outstanding, diluted (in thousands)	215,666			215,666

See accompanying notes.

EXCO Resources, Inc.

Notes to pro forma condensed consolidated statements of operations

Year ended December 31, 2009 and

Three months ended March 31, 2010

(Unaudited)

(e)	Pro forma adjustments to eliminate oil and natural gas revenues and direct operating costs for the year ended December 31, 2009 with respect to the 2009 Divestiture Transactions, which closed on various dates during 2009.

(f)	Pro forma adjustments to eliminate operations related to the BG Midstream Transaction and to restate the midstream business segment to the equity method of accounting for our 50% investment in the BG Midstream Transaction for the year ended December 31, 2009. EXCO’s retained midstream revenues and expenses (Vernon Field gathering systems) are reclassified to gathering and transportation to reflect elimination of EXCO’s midstream business segment.

(g)	Pro forma entry to adjust depreciation, depletion and amortization for the year ended December 31, 2009 to reflect the 2009 Divestiture Transactions and the BG Appalachia Transaction as if each divestiture transaction had occurred on January 1, 2009. The pro forma amortization reflects proportionate reductions in capitalized costs resulting from the divestiture transactions and the impact of full cost ceiling test write-downs in the write-down period.

(amounts in thousands, except rate amounts)	March 31, 2009		December 31, 2009
Amortizable pro forma full cost pool	$1,920,102		$1,160,904 (1)

Pro forma proved reserves as of January 1 and April 1, 2009, respectively	903,176	(2)	883,388 (2)

Pro forma amortization rate per Mcfe	$2.126		$1.314
Pro forma production for applicable periods	19,788	(3)	59,363 (3)

Pro forma full cost period amortization for applicable periods	$42,069		$78,003

Total pro forma amortization for the year ended December 31, 2009			$120,072
Amount of depletion historically recorded			(196,515)

Pro forma adjustment 2009 Divestiture Transactions and BG Appalachia Transaction			$(76,443)

2009 Depletion adjustment attributable to 2009 Divestiture Transactions			$(65,637)
2009 Depletion adjustment attributable to BG Appalachia Transaction			(10,806)

Total for year ended December 31, 2009			$(76,443)

(1)	Includes amortizable full cost pool for the periods specified plus proportionate increases to the full cost pool for ceiling test write-downs not attributable to sold properties and pro forma reductions to the full cost pool for sold properties.
(2)	Excludes proved reserves as of January 1, 2009 attributable to the 2009 Divestiture Transactions and the BG Appalachia Transaction.
(3)	Excludes production for the year ended December 31, 2009 attributable to the 2009 Divestiture Transactions and the BG Appalachia Transaction.

(h)	Pro forma adjustment to reflect proportionate elimination of write-down of oil and natural gas properties resulting from full cost pool ceiling limitation tests during the three months ended March 31, 2009 attributable to the 2009 Divestiture Transactions.

(i)	Pro forma adjustment to reduce accretion of discount on asset retirement obligations for the year ended December 31, 2009 attributable to the 2009 Divestiture Transactions.

(j)	Pro forma adjustments to eliminate interest expense and amortization of deferred financing costs for the year ended December 31, 2009 as a result of reduction in outstanding balances and certain contractual modifications under EXCO’s various credit agreements using cash proceeds received from the 2009 Divestiture Transactions as summarized in the following table.

(dollar amounts in thousands)	EXCO Resources Credit Agreement	EXCO Operating Credit Agreement	Term Credit Agreement	Total
Pro forma payments on outstanding debt balances in connection with the following transactions:
Encore Transactions	$200,000	$157,000		$357,000
BG Upstream Transaction	—	427,000	$259,000	686,000
BG Midstream Transaction	—	139,000	41,000	180,000
Sheridan Transaction	415,000	—	—	415,000
EnerVest Transaction	114,950	—	—	114,950

Debt retirements from 2009 Divestiture Transactions	$729,950	$723,000	$300,000	$1,752,950

Unweighted average interest rate during period (1)	2.566%	2.645%	10.000%

Interest expense reduction for year ended December 31, 2009 (2)	$15,064	$12,102	$19,753	$46,919
Elimination of amortization of deferred financing costs attributable to pro forma debt reductions (2)	3,834	2,000	37,754	43,588

Total interest credit adjustment	$18,898	$14,102	$57,507	$90,507

(1)	Represents the average daily interest rate in effect under the facilities for the 2009 year.
(2)	Pro forma interest expense and deferred financing cost amortization and write-off are computed from January 1, 2009 up to the various dates of each divestiture and subsequent payments on outstanding debt.

(k)	No pro forma adjustment for income taxes is required for the year ended December 31, 2009 due to utilization of accumulated net operating losses, reduction of valuation allowances and elimination of deferred tax liabilities attributable to goodwill associated with the 2009 Divestiture Transactions.

(l)	Pro forma adjustments to eliminate oil and natural gas revenues, direct operating costs and other operating items for the year ended December 31, 2009 with respect to the BG Appalachia Transaction.

(m)	Pro forma adjustment to reflect proportionate elimination of write-downs of oil and natural gas properties resulting from full cost ceiling limitation tests for the three months ended March 31, 2009, attributable to the BG Appalachia Transaction.

(n)	Pro forma adjustment to reduce accretion of discount on asset retirement obligations for the year ended December 31, 2009 attributable to the BG Appalachia Transaction.

(o)	Pro forma entry to adjust general and administrative costs in the Appalachia area for the year ended December 31, 2009 for agreed upon monthly technical services of $275,000 per month to be billed by EXCO to the jointly-owned operating company, which will be accounted for by EXCO using the equity method of accounting.

(p)	Pro forma adjustment to reflect reduction in interest expense of $19.6 million based on an average annual interest rate of 2.566%, amortization of deferred financing costs of $0.4 million for the year ended December 31, 2009 and pro forma reductions in outstanding debt of $762.5 million using proceeds from the BG Appalachia Transaction.

(q)	Pro forma adjustment to eliminate oil and natural gas revenues, direct operating costs and other operating items for the three months ended March 31, 2010 with respect to the BG Appalachia Transaction.

(r)	Pro forma entry to adjust depreciation, depletion and amortization for the three months ended March 31, 2010 to reflect the sale of oil and natural gas properties included in the BG Appalachia Transaction as if the transaction had occurred on January 1, 2009. The pro forma amortization reflects a proportionate reduction in capitalized costs resulting from the sale.

(amounts in thousands, except rate amounts)	Three months ended March 31, 2010
Amortizable pro forma full cost pool at March 31, 2010	$1,400,290

Pro forma proved reserves as of January 1, 2010	964,313	(1)

Pro forma amortization rate per Mcfe	$1.452
Pro forma production for three months ended March 31, 2010	22,169	(2)

Pro forma full cost period amortization for the three months ended March 31, 2010	32,189
Amount of depletion historically recorded	(34,020)

Pro forma adjustment for BG Appalachia Transaction for the three months ended March 31, 2010	$(1,831)

(1)	Excludes proved reserves as of January 1, 2010 attributable the BG Appalachia Transaction.
(2)	Excludes production for the three months ended March 31, 2010 attributable to the BG Appalachia Transaction.

(s)	Pro forma adjustment to reduce accretion of discount on asset retirement obligations for the three months ended March 31, 2010 attributable to the BG Appalachia Transaction.

(t)	Pro forma entry to adjust general and administrative costs in the Appalachia area for the three months ended March 31, 2010 for agreed upon monthly technical services of $275,000 per month to be billed by EXCO to the Operator LLC, which will by accounted for by EXCO using the equity method of accounting.

(u)	Pro forma adjustment to reflect reduction in interest expense of $4.8 million and related amortization of deferred financing costs of $0.1 million for the three months ended March 31, 2010 to reflect pro forma reduction in outstanding debt of $762.5 million and contractual modifications in connection with the BG Appalachia Transaction under the EXCO Resources Credit Agreement based on an average annual interest rate of 2.57% using proceeds received in the BG Appalachia Transaction.